Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Don Von Hagen (media) - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171
LabCorp and Mount Sinai Health System Enhance
Laboratory Operations to Improve Patient Care

Burlington, N.C.-April 24, 2018 -- LabCorp® (NYSE: LH) and the Mount Sinai Health System today announced a significant milestone in achieving their common goal of improving laboratory services and patient care. LabCorp, a leading global life sciences company, and Mount Sinai, one of the largest health systems in metropolitan New York City, have begun to implement a program to standardize and optimize inpatient laboratory services across the Mount Sinai system.

LabCorp and Mount Sinai have entered into a contract that will enhance laboratory operations at each of Mount Sinai’s seven acute care hospitals. LabCorp’s expertise will help Mount Sinai improve the quality of laboratory services through standardization of test menus, equipment, supplies, logistics, and processes across its laboratories. The result will be greater efficiency, better services for Mount Sinai’s clinicians, and improved patient care.

In addition, LabCorp is now the primary reference laboratory for Mount Sinai, providing improvements in the consistency and efficiency of reference testing, as well as streamlining laboratory data interchanges and helping to control costs.

“Over the past year, LabCorp and Mount Sinai have entered into a number of arrangements that have resulted in better care for patients and lowered the costs of care,” said Gary M. Huff, CEO of LabCorp Diagnostics. “We look forward to finding additional opportunities to improve health and improve lives for the patients that LabCorp and Mount Sinai both serve.”

“We have been very pleased with the continued development of various projects with LabCorp,” said Donald Scanlon, chief financial officer and chief of corporate services, Mount Sinai Health System. “As today’s announcement shows, we have a complementary goal and approach to providing better care to the community we serve.”

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2018 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.